Exhibit 99.1

Ideanomics, Inc. Reports Q3 2021 Financial Results

•	Launched a voluntary conditional tender offer in concert with the Founders of Energica for shares of Energica Motor Company S.p.A. (Energica)
•	Entered into an agreement to acquire VIA Motors
•	Hired Aaron Gillmore and Mani Iyer to lead WAVE and Solectrac respectively
•	Revenues for the quarter ended September 30, 2021, were $27.0 million and gross profit of $4.5 million
•	$256.9 million cash at quarter end providing a deep pool of capital for investment in our Ideanomics Mobility & Capital business units

New York, NY November 23, 2021/PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a global company focused on driving the adoption of commercial electric vehicles and associated energy services, announced today its third quarter 2021 operating results for the period ended September 30, 2021 along with updated results from the first and second quarter of 2021 (a full copy of the Company's quarterly 10-Q and 10-Q/A reports are available at www.sec.gov).

Conference Call: Ideanomics' management, including Alf Poor (Chief Executive Officer), Conor McCarthy (Chief Financial Officer), Kristen Helsel (Chief Revenue Officer) and Tony Sklar (SVP of Investor Relations), will host live an earnings release conference call at 8:30 am ET, Tuesday, November 23, 2021. Time permitting, Ideanomics management will answer questions from the Say platform and during the live Q&A session. A replay of the earnings call will be available soon after the conclusion of the event.

To join the webcast, please visit the 'Events & Presentations' section of the Ideanomics corporate website (http://www.ideanomics.com/), or copy/paste this link:

https://78449.themediaframe.com/dataconf/productusers/ssc/mediaframe/47453/indexl.html

" This quarter was highlighted by two very important strategic planned acquisitions of VIA Motors and Energica both scheduled to close in the first quarter.” said Alf Poor, CEO of Ideanomics. "The integration of these two companies provides Ideanomics with full OEM capabilities across vehicle types, and positions Ideanomics as one of the only full-service, turnkey, offerings in the market today.”

Selected Business Updates and Highlights

•	People
○	Aaron Gillmore (former BYD and Tesla executive) appointed as CEO of WAVE
○	Mani Iyer (former CEO of Mahindra Agriculture Americas) appointed as CEO of Solectrac
•	Selected Business Unit Deals
○	WAVE received order from AVTA for vehicle-side charging equipment for 28 buses
○	US Hybrid delivered EV power electronics components to several OEMs, including CAT, Pratt & Miller, FEV, and Nova Bus, as well as several powertrain kits for battery electric street sweepers deployed nation-wide
○	Ideanomics China delivered 652 vehicles, with a large order backlog due to supply chain constraints, and entered into agreements to secure first access to thousands of new electric vehicles as they roll off assembly lines
•	Technology & Manufacturing
○	WAVE made substantial progress toward final testing of 125kW and 500kW wireless charging systems, which will broaden WAVE’s market reach to additional applications
○	US Hybrid moved to new larger facility to support greater scale of innovation and manufacturing
○	Treeletrik moved to a new office and assembly plant to support manufacturing and delivery of its orders

Ideanomics Third Quarter 2021 Operating Results

Revenue for the quarter was $27 million. Revenue from our Mobility Unit was $11.5 million up from $8.7 million in the second quarter of 2021. This is the third consecutive quarter over quarter growth for the Mobility Unit.

Gross Profit

Gross profit for the third quarter was $4.5 million which represented a Gross Margin of 16.7%. Gross profit for the third quarter of 2020 was $0.7 million.

Completion of Financial Restatement

Ideanomics has completed the restatement of its previously issued financial statements for the fiscal quarters ended March 31, 2021 and June 30, 2021 (the “Restated Periods”), and has filed amended Quarterly Reports on Form 10-Q/A for the Restated Periods with the SEC. As previously disclosed in Ideanomics’ Current Report on Form 8-K (the “8-K”), errors in the previously issued financial statements for the Restated Periods were related to revenue reported by Ideanomics’ affiliate Timios Holding Corp. that provides title and agency services. Ideanomics amended the 8-K on November 16, 2021 disclosing certain errors relating to purchase price allocations with respect to certain acquisitions completed by Ideanomics during 2021, and several additional immaterial revisions to the previously issued financial statements for the Restated Periods. The correction of these errors resulted in a restatement of the previously issued financial statements and financial data for the Restated Periods. The restatements had an impact on the financial statements for the Restated Periods, with changes reflected in the relevant financial statements, due to changes in accounting treatment of revenues. No changes due to the restatement had any impact on our gross profit because revenues in the title and agency business will be lower by approximately $5.1 million with an offsetting reduction in cost of goods sold. The aggregate amount of the restatement in connection with the purchase price allocations resulted in an increase in goodwill of approximately $17.4 million and a corresponding reduction in definite-lived intangibles with a net tax impact of $1.2 million.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. The Ideanomics Mobility division is a service provider which facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under an innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, Ideanomics Mobility and Ideanomics Capital provide global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and offer shareholders the opportunity to participate in high-potential growth industries.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics,Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018.

Email: ir@ideanomics.com

Jeremy Ertl

Skyya for Ideanomics

507-458-9404

jeremy@skyya.com

IDEANOMICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (USD in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$256,930	$165,764
Accounts receivable, net	4,494	7,400
Available-for-sale securities	58,441	—
Inventory	3,819	—
Prepaid expenses	23,384	2,629
Amount due from related parties	554	240
Other current assets	1,617	3,726
Held for sale assets (Fintech Village)	7,068	—
Total current assets	356,307	179,759
Property and equipment, net	1,627	330
Fintech Village	—	7,250
Intangible assets, net	74,246	29,705
Goodwill	111,458	1,165
Long-term investments	35,549	8,570
Operating lease right of use assets	8,759	155
Other non-current assets	7,933	7,478
Total assets	$595,879	$234,412

LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$6,943	$5,057
Deferred revenue (including customer deposits of $3,527 and $31 as of September 30, 2021 and December 31, 2020, respectively)	4,464	1,129
Accrued salaries	5,487	1,750
Amount due to related parties	1,112	882
Other current liabilities	8,670	2,235
Current portion of operating lease liabilities	2,308	115
Current contingent consideration	2,775	1,325
Promissory note-short term	417	568
Asset retirement obligations	4,653	—
Redeemable non-controlling interest	7,832	—
Total current liabilities	44,661	13,061
Asset retirement obligations	—	4,653
Deferred tax liabilities	826	—
Operating lease liability-long term	6,479	19
Non-current contingent consideration	2,337	7,635
Other long-term liabilities	7,710	7,275
Total liabilities	62,013	32,643
Commitments and contingencies (Note 18)
Convertible redeemable preferred stock and Redeemable non-controlling interest:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of September 30, 2021 and December 31, 2020	1,262	1,262
Redeemable non-controlling interest	—	7,485
Equity:
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 481,901,523 shares and 344,861,295 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	483	345
Additional paid-in capital	938,006	531,866
Accumulated deficit	(411,409)	(346,883)
Accumulated other comprehensive income	546	1,256
Total Ideanomics, Inc. shareholders' equity	527,626	186,584
Non-controlling interest	4,978	6,438
Total equity	532,604	193,022
Total liabilities, convertible redeemable preferred stock, redeemable non-controlling interest and equity	$595,879	$234,412

IDEANOMICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (USD in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue from sales of products (including from a related party of $0, $2, $1 and $9 for the three and nine months ended September 30, 2021 and 2020, respectively)	$9,977	$10,140	$21,934	$14,728
Revenue from sales of services	17,070	480	65,898	962
Total revenue	27,047	10,620	87,832	15,690
Cost of revenue from sales of products (including from a related party of $9 ,$0, $20 and $2 for the three and nine months ended September 30, 2021 and 2020, respectively)	9,893	9,455	20,838	13,779
Cost of revenue from sales of services	12,626	451	42,323	897
Total cost of revenue	22,519	9,906	63,161	14,676
Gross profit	4,528	714	24,671	1,014

Operating expenses:
Selling, general and administrative expenses	28,876	7,636	53,650	20,188
Research and development expense	184	1,318	429	1,318
Professional fees	9,387	3,968	21,994	8,096
Impairment losses	21,033	3,275	21,033	10,363
Change in fair value of contingent consideration, net	(5,099)	(4,179)	(7,006)	(2,900)
Litigation settlement	—	—	5,000	—
Depreciation and amortization	1,682	695	4,445	1,651
Total operating expenses	56,063	12,713	99,545	38,716

Loss from operations	(51,535)	(11,999)	(74,874)	(37,702)

Interest and other income (expense):
Interest income (expense), net	109	(2,014)	(871)	(14,061)
Loss on disposal of subsidiaries, net	—	—	(1,446)	—
Conversion expense	—	—	—	(2,266)
Gain on remeasurement of investment	—	—	2,915	—
Gain on extinguishment of debt	300	—	300	—
Other income, net	8	5,283	689	6,272
Loss before income taxes and non-controlling interest	(51,118)	(8,730)	(73,287)	(47,757)

Income tax benefit	842	—	9,667	—

Equity in gain (loss) of equity method investees	(819)	7	(1,517)	(8)

Net loss	(51,095)	(8,723)	(65,137)	(47,765)

Deemed dividend related to warrant repricing	—	—	—	(184)

Net loss attributable to common shareholders	(51,095)	(8,723)	(65,137)	(47,949)

Net loss attributable to non-controlling interest	244	437	611	737

Net loss attributable to Ideanomics, Inc. common shareholders	$(50,851)	$(8,286)	$(64,526)	$(47,212)

Earnings (loss) per share
Basic	$(0.11)	$(0.03)	$(0.15)	$(0.25)
Diluted	$(0.11)	$(0.03)	$(0.15)	$(0.25)

Weighted average shares outstanding:
Basic	473,829,962	237,535,999	432,989,602	191,976,856
Diluted	473,829,962	237,535,999	432,989,602	191,976,856